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                                                                    Exhibit 1(g)

                                CENTERLAND FUND

         REDESIGNATION OF SERIES AND CLASSES AND FURTHER DESIGNATION OF
                               SERIES AND CLASSES

        WHEREAS, Section 4.1 of the Agreement and Declaration of Trust dated July 15, 1982, as amended, (the "Declaration") of Centerland Fund (the "Trust") provides that the Declaration may be amended to establish and designate new series and classes of units of beneficial interest by an instrument in writing executed by a majority of the Trustees of the Trust and setting forth such establishment and designation and the relative rights and preferences of such series and Section 7.3 of the Declaration permits the Trustees to redesignate outstanding series; and

        NOW THEREFORE, the undersigned, being a majority of the Trustees of the Trust, (1) hereby redesignate the outstanding units of beneficial interest known as "Short-Term Diversified Assets Units" to be known as "Shares of the Short-Term Diversified Assets Portfolio"; (2) hereby redesignate the outstanding units of beneficial interest known as "Short-Term U.S. Treasury Units" to be known as "Shares of the Short-Term U.S. Treasury Portfolio";
(3) hereby redesignate the outstanding units of beneficial interest known as units of the "Short-Term Tax-Exempt Portfolio" to be known as "Shares of the Short-Term Tax-Exempt Portfolio"; (4) hereby designate and establish five additional series of units of beneficial interest to be known respectively as "Shares of the Taxable Bond Portfolio," "Shares of the Intermediate-Term Tax-Exempt Bond Portfolio," "Shares of the Tax-Exempt Bond Portfolio," "Shares of the Equity Income Portfolio," and "Shares of the International Equity Portfolio," such new series to have the relative rights and preferences set forth in Subsections (a) through (k) of Section 4.2 of the Declaration, (5) hereby redesignate the outstanding classes of units of each of the Short-Term Diversified Assets Portfolio, Short-Term U.S. Treasury Portfolio and Short-Term Tax-Exempt Portfolio known as "Administration Units" to be known as "Administration Shares" of each respective Portfolio, (6) hereby redesignate the outstanding classes of units of each of the Short-Term Diversified Assets Portfolio, Short-Term U.S. Treasury Portfolio, and Short-Term Tax-Exempt Portfolio known as "Service Units" to be known as "Service Shares" of each respective Portfolio, (7) hereby designate and establish two additional classes of units of each of such five newly designated series to be known as "Administration Shares" and "Service Shares," of each respective Portfolio, each such new Class to bear the expenses incurred pursuant to Administration Plans and Service Plans, as the case may be, adopted for such class and other expenses attributable to it, and otherwise to have the relative rights and preferences set forth in Subsections (a) through (k) of Section 4.2 of the Declaration, and
(8) hereby determine pursuant to Section 7.3 of the Declaration that the foregoing amendments shall be effective upon filing of this instrument with the office of the Secretary of the Commonwealth of Massachusetts.

        WITNESS our hands this 13th day of January, 1992:

/s/ J. Hord Armstrong, III                    /s/ Henry O. Johnson
---------------------------------             ---------------------------------
    J. Hord Armstrong, III                        Henry O. Johnson

/s/ Taylor S. Desloge                         /s/ Frederick T. Kelsey
---------------------------------             ---------------------------------
    Taylor S. Desloge                             Frederick T. Kelsey

/s/ Lee F. Fetter                             /s/ L. White Matthews, III
---------------------------------             ---------------------------------
    Lee F. Fetter                                 L. White Matthews, III

/s/ David L. Gardner                          /s/ Nicholas G. Penniman, IV
---------------------------------             ---------------------------------
    David L. Gardner                              Nicholas G. Penniman, IV

                                              /s/ Stephen Brent Wells
                                              ---------------------------------
                                                  Stephen Brent Wells

        Then personally appeared the above-mentioned Trustees and acknowledge this instrument to be their free act and deed this 13th day of January 1992.

                                      /s/ Michelle S. Lenzmeier,
                                      -----------------------------------------
                                          Michelle S. Lenzmeier,
                                          Secretary of the Trust